As filed with the Securities and Exchange Commission on April 12, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Canoo Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-1476189
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

19951 Mariner Avenue Torrance, California	90503
(Address of Principal Executive Offices)	(Zip Code)

Canoo Inc. 2020 Equity Incentive Plan

Canoo Inc. 2020 Employee Stock Purchase Plan

(Full title of the plan)

Hector Ruiz

General Counsel and Corporate Secretary
Canoo Inc.

19951 Mariner Avenue

Torrance, California 90503
(Name and address of agent for service)

Tel: (424) 271-2144
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) or the Securities Act. ☐

EXPLANATORY NOTE

Canoo Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register (i) 1,874,775 additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), reserved for issuance under the Canoo Inc. 2020 Equity Incentive Plan (the “2020 Plan”), and (ii) 350,850 additional shares of Common Stock reserved for issuance under the Canoo Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP” and together with the 2020 Plan, the “Plans”), in each case as a result of the annual evergreen increase under each Plan. In accordance with General Instruction E of Form S-8, and only with respect to the Common Stock being registered under the Plans, this Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-253463), filed by the Registrant with the Commission on February 24, 2021, except to the extent superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement on Form S-8 the following documents previously filed with the Commission:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on April 1, 2024;

•	the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 2, 2024, January 5, 2024, January 12, 2024, January 19, 2024, January 31, 2024, February 7, 2024, February 9, 2024, February 29, 2024, March 8, 2024, March 14, 2024 and March 15, 2024; and

•	a description of the Registrant’s capital stock, included as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended, December 31, 2021, filed with the Commission on March 1, 2022.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant, dated December 21, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 22, 2020).
4.2	Amended and Restated Bylaws of the Registrant, dated December 21, 2020 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 22, 2020).
4.3	Certificate of Amendment, dated January 25, 2023, to the Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 25, 2023).
4.4	Certificate of Amendment, dated October 6, 2023, to the Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 6, 2023).
4.5	Certificate of Amendment, dated March 7, 2024, to the Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 8, 2024).
5.1*	Opinion of Kirkland & Ellis LLP, counsel to the Registrant.
10.1	Canoo Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-4 filed with the Commission on November 25, 2020).
10.2	Canoo Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-4 filed with the Commission on November 25, 2020).
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Canoo Inc.
23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page hereto).
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on April 12, 2024.

CANOO INC.

By:	/s/ Hector Ruiz
Name:	Hector Ruiz
Title:	General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Tony Aquila, Greg Ethridge and Hector Ruiz, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 12, 2024.

Signature	Title

/s/ Tony Aquila	Chief Executive Officer and Executive Chair of the Board
Tony Aquila	(Principal Executive Officer)

/s/ Greg Ethridge	Chief Financial Officer
Greg Ethridge	(Principal Financial Officer)

/s/ Ramesh Murthy	Senior Vice President, Chief Accounting Officer
Ramesh Murthy	(Principal Accounting Officer)

/s/ Debra Von Storch	Director
Debra von Storch

/s/ Thomas Dattilo	Director
Thomas Dattilo

/s/ Arthur Kingsbury	Director
Arthur Kingsbury

/s/ Claudia Romo Edelman	Director
Claudia Romo Edelman

/s/ Deborah Diaz	Director
Deborah Diaz

/s/ James Chen	Director
James Chen

/s/ Foster Chiang	Director
Foster Chiang